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                                                                   Exhibit 10.15

                            SPACETEC IMC CORPORATION

                              SEPARATION AGREEMENT
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     AGREEMENT made as of this 18th day of March, 1998 between SPACETEC IMC
CORPORATION, a Massachusetts corporation with a principal place of business at The Boott Mills, 100 Foot of John Street, Lowell, Massachusetts 01852 (the

"Company"), and DENNIS GAIN, a former officer of the Company, residing at 30
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Boren Lane, Boxford, Massachusetts 01921(the "Employee").  In reliance on the
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mutual undertakings and consideration forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Severance Payments.  The Employee and the Company acknowledge that the
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Employee's employment with the Company is terminated effective as of February
24, 1998, and that on such date the Employee has resigned an officer and employee of the Company and its subsidiaries (if applicable). As complete and unconditional satisfaction for the circumstances surrounding, and the consequences of, the Employee's termination of employment and this resignation, the Company shall make the following payments to the Employee:

         (a) the Company will pay $12,000 per month (payable bi-monthly in accordance with its normal payroll practices) for the 20-month period from March 1, 1998 until October 31, 1999; and

         (b) the Company will pay the monthly premium coverage associated for continued enrollment in the Company's Guardian Health Plan (family policy) (the "Plan"), or any successor plan, during the period from March 1, 1998 until February 29, 2000; provided, however, the Company shall not be responsible for the life or disability coverage under such Plan.

     The Employee will advise and consult with the Company on an "as needed" basis in return for the compensation paid to the Employee in clause (a) above. The Employee acknowledges that the payments set forth in this Section 1 are in addition to any legal obligations of the Company to the Employee set forth in
Section 2. All amounts set forth above are subject to applicable federal, state and local income, withholding, payroll and similar taxes. The Employee shall be responsible for the payment of all taxes on all payments hereunder. After the 24-month period, the Employee will be entitled to participate at his expense in the Company's Plan under applicable COBRA rules, to the extent permitted by law and the provisions of the Plan.

     2.  Other Payments.  The Company will make the following payments to the
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Employee:

         (a) $4,615.35 of accrued vacation pay for 7-1/2 days (accrued but not used) as of February 24, 1998;

         (b) payment of authorized reimbursable expenses for which the Employee has provided the Company with appropriate documentation; and

         (c) payments of $1,000 per month (payable bi-monthly), for the period of twenty (20) months March 1, 1998 until October 31, 1999, as an automobile allowance.

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     All amounts set forth above in clauses (a) and (c) of this Section 2 are subject to applicable (if any) federal, state and local taxes. The Employee shall purchase from the Company, for a purchase price of $28,571, a certain Acura NSX automobile currently owned by the Company and used by the Employee. This vehicle shall be sold to the Employee "AS IS," without warranty of any kind, and the Employee shall be responsible for all further payments and expenses associated with sale and use of the vehicle, including any vehicle excise tax, insurance, gas, maintenance, repairs and other operational expenses. Upon payment of the $28,571 purchase price for the vehicle, the Company shall arrange for transfer of title to the Employee. The vehicle shall be purchased by the Employee within 15 business days of the execution of this Agreement. If the vehicle is not so purchased by the Employee within the 15-business-day period, the Company shall have the right to deduct and offset from any payments otherwise due to the Employee under this Agreement the purchase price of the vehicle.

     3.  Settlement of Amounts Due Employee.  The amounts set forth in Sections
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1 and 2 shall be complete and unconditional payment, settlement, satisfaction and accord with respect to all obligations and liabilities of the Company and any of its subsidiaries (including their respective successors, assigns, stockholders, officers, directors, employees and agents) to the Employee, and all claims, obligations, causes of action and damages by the Employee against the Company and/or any such other party concerning the Employee's employment by the Company and/or the circumstances surrounding its termination. These claims include without limitation, all claims for employment compensation; severance payments; insurance policies; fringe benefits; accrued vacation pay; sick pay; reimbursable expenses; obligations or commitments to grant stock options, issue capital stock of the Company, or redeem or repurchase such capital stock; performance bonuses; benefits and bonuses to be paid upon any sale, merger or other acquisition of the Company; lodging, meals and automobile expenses; and all other payments, compensations or reimbursements of every kind and description, except for any benefits required by law to be paid to the Employee under COBRA. The Company shall have no further obligation, payment or otherwise, under a certain "split dollar" insurance policy maintained by the Company for the benefit of the Employee. The Company and the Employee shall not make, and the Company shall use reasonable efforts to prevent any of its directors or employees from making, any disparaging remarks or negative comments about each other in connection with the resignation of the Employee as an officer of the Company and the circumstances surrounding his employment and his termination.

     4.  Return of the Company Proprietary Materials.  Within fifteen (15) days
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of the execution of this Agreement, the Employee agrees to return to the Company all materials, memoranda, sales brochures, credit cards, telephone charge cards, manuals, building keys and passes, Company car and/or cellular phone, diskettes, personal computers (including any laptop computer), dictaphone, business or marketing plans, reports, projections, other computer equipment and software programs, and all other Company information or property previously held or being used by the Employee, including all tangible copies of confidential information or trade secrets in the possession of Employee (collectively, the "Company Materials"). The Employee agrees not to use any of the foregoing Company Materials or incur any obligations on behalf of the Company from and after the effective date of this Agreement. The Company's credit card presently issued under the Employee's personal name shall be returned and canceled and shall not be used after the date hereof and the Employee shall promptly reimburse the Company for any charges made by him on or after February 24, 1998, or the
Company may elect to offset such charges against payments to be made hereunder; provided, however, that any credits on the balance of such card shall be reimbursed to the Employee. The Employee may retain, receive and use Company Materials to the same extent as other directors retain, receive and use materials and information about the Company in order to fulfill his obligations as a director of the Company.
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     5.  Release of Claims and Causes of Action.  (a) As consideration for
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receipt of the amounts paid to the Employee pursuant to this Agreement above, the Employee hereby absolutely and unconditionally releases and discharges the Company, its subsidiaries and their respective successors, assigns, stockholders, directors, officers, employees and agents (both in their official and individual capacities), from and against any and all actions or causes of action, suits, claims, complaints, contracts, liabilities, agreements, promises, debts and damages, whether existing or contingent, known or unknown, at law or in equity, relating to the Employee's employment by the Company or arising from the circumstances surrounding his termination of employment (including claims for attorneys' fees). This release includes without limitation, any claims arising under any federal or state law or regulation dealing with either employment or employment discrimination such as those laws or regulations concerning discrimination on the basis of age, race, color, religion, creed, sex, ancestry, national origin, handicap status or status as a disabled or Vietnam era veteran; any contract, whether oral or written, express or implied; or common law.

     The Employee hereby agrees not to institute or join in any legal proceedings against the Company or any such other party in connection with such employment or the circumstances surrounding the termination of his employment, including but not limited to any actions, charges or claims alleging violation of any local, state or federal law, regulation or ordinance or any civil actions alleging breach of contract, wrongful discharge, defamation, invasion of privacy, or infliction of emotional distress. The Employee agrees not only to release and discharge the Company, its subsidiaries, and their respective successors, assigns, stockholders, officers, directors, employees and agents from any and all claims as stated above that the Employee could make on his own behalf or on behalf of others, but also those claims which might be made by any other person or organization on behalf of the Employee, and the Employee specifically waives any right to become, and promises not to become, a member of any class in a proceeding in which a claim or claims against the Company (and/or its subsidiaries or their respective successors, assigns, stockholders, officers, directors, employees and/or agents) are made involving any matters arising out of the Employee's employment by or termination of his employment with the Company. The Employee agrees that once the Company has made the payments specified in Sections 1 and 2, the Company will have satisfied any and all legal and/or contractual obligations to him.

     (b) The Company hereby absolutely and unconditionally releases the Employee from and against any and all claims, causes of action, damages, losses or liabilities of any kind, of which the Company, relating to the Employee's employment by the Company or arising from the circumstances surrounding the termination of his employment (including claims for attorneys' fees). The Company hereby agrees not to institute or join in any legal proceedings against the Employee in connection with such employment or the circumstances surrounding the termination of his employment.

     (c) The foregoing releases shall not apply to any actions or omissions of the Company or the Employee occurring after the date hereof relating to any breach of this Agreement (or the other Agreements executed in connection herewith) by any party. The foregoing releases shall not apply to any right of the Employee to claims for indemnification as a director or officer permitted under the Company's charter or by-laws for actions taken by the Employee prior to February 24, 1998 in good faith and in the reasonable belief that such actions advanced and promoted the best interests of the Company (as further set forth in the Company's By-laws).

     (d) The Employee has been informed that since he is 40 years of age or older, he has or might have specific rights and/or claims under the Age Discrimination and Employment Act of 1967. In consideration for the compensation described in Section 1 hereof, the Employee specifically waives such rights and/or claims to the extent that such rights and/or claims arose prior to the date this Agreement
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was executed. The Employee acknowledges that he has been advised by counsel during the negotiation and preparation of this Agreement.

     6.  Confidentiality; Non-Solicitation; and Non-Competition Covenants.  As
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consideration for the payments set forth in Section 1, the Employee shall execute simultaneously with the execution of this Agreement, the Noncompetition, Nondisclosure and Nonsolicitation Agreement (the "Noncompetition Agreement") set
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forth as Exhibit A attached hereto.  The restrictive covenants on noncompetition
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and nonsolicitation of employees and customers set forth in Sections 1 and 2 of such Noncompetition Agreement shall be for the period from the date of execution of this Agreement until February 29, 2000. The Employee recognizes and agrees that the enforcement of this Noncompetition Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets and goodwill of the Company. The Employee agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in Sections 1, 2, 3 and 4 of the Noncompetition Agreement are reasonable as to duration and scope, and are exchanged as express consideration for the payments identified in Section 1.

   7.  Registration Rights; Stock Options.  (a)  If at any time the Company
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shall determine to register in a public offering for its own account (or the account of selling stockholders) under the Securities Act of 1933 any of its Common Stock, it shall send to the Employee written notice of such determination and, if within 10 days after receipt of such notice, the Employee shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the shares of Common Stock held by the Employee which he requests to be registered. This right shall not apply to a registration of shares of Common Stock on Form S-4 or Form S-8 (or their then equivalents) relating to shares of Common Stock to be issued by the Company in connection with any acquisition of any entity or other business combination involving the Company, or shares of Common Stock issuable in connection with any stock option, stock compensation or other employee benefits plan of the Company.

     If, in connection with any offering involving an underwriting of Common Stock to be issued by the Company and/or selling stockholders, the managing underwriter or the Company shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution of the Common Stock and to maintain a stable market for the securities of the Company, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Employee's shares of Common Stock with respect to which the Employee has requested inclusion hereunder, pro rata based upon the number of shares originally requested for inclusion in such registration statement by all selling stockholders (including the Employee) requesting inclusion thereunder.

     The Company shall bear the expenses of any filing of any registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission and NASD filing fees and all related "Blue Sky" fees and expenses; provided, however, that the Company shall have no
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obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the securities being offered and sold by the Employee, or the fees and expenses of any counsel, tax advisor or accountant selected by the Employee in connection with the registration of those securities.  The rights granted to the Employee in this Section 7(a) shall expire at such time as the Employee ceases to be an affiliate of the Company (as determined under applicable federal securities laws, regulations and interpretations), and the Employee is otherwise eligible to sell shares of
Common Stock without restriction as to volume pursuant to Rule 144(k) of the Securities Act of 1933, as amended.
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                                       5

     (b) The Employee's incentive stock options shall be converted to non-qualified stock options, with vesting and expiration dates for each such option to remain unchanged and unaffected by such conversion, except for options to purchase 12,000 shares of Common Stock which are previously vested under an incentive stock option, number 00103, granted on April 29, 1994 at an exercise price of $1.10 per share. The Company acknowledges that the Employee has the right to exercise such option for the three month period commencing from February 24, 1998.

     8.  Other Agreements.  This Agreement and the Noncompetition Agreement
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executed in connection herewith constitute the entire agreement between the parties concerning the termination of the Employee and supersedes any prior negotiations, understandings or agreements concerning the subject matter hereof, whether oral or written. The Employee represents that, other than those agreements specifically referenced herein, there are no agreements between him and the Company or any of its subsidiaries.

     9.  Board Representation. The Company's Board of Directors shall, subject
         --------------------
to its fiduciary and other legal duties under the laws of the Commonwealth of Massachusetts, the State of Delaware and the United state of America, nominate the Employee for election to the Board at the next annual meeting of stockholders of the Company or any special meeting of stockholders of the Company (where directors are to be elected) held prior to the next such annual meeting, and shall instruct all proxies named by the Board to vote for the election of the Employee.

     10. General Provisions. This Agreement shall be governed by and construed
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in accordance with the laws of the Commonwealth of Massachusetts. All notices, if any, to be provided hereunder shall be provided by (i) first class mail, postage prepaid; (ii) by express overnight courier service, or (iii) by hand delivery, to the parties at their addresses set forth above. This Agreement may be amended or rescinded only upon the written consent of the Company and the Employee. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions of this Agreement but this Agreement shall be revised, construed and reformed to the fullest extent possible to effectuate the purposes of this Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, successors and assigns. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. The parties agree that the Company will not have an adequate remedy if the Employee fails to comply with Sections 4, 5 and 6 hereof and Sections 1, 2, 3 and 4 of the Noncompetition Agreement and that damages will not be readily ascertainable, and that in the event of such failure, the Employee shall not oppose any application by the Company requiring a decree of specific performance or an injunction enjoining a breach of this Agreement. If the Employee fails to cure any material breach of any of his obligations hereunder, including Sections 4, 5 and 6 hereof and Sections 1, 2, 3 and 4 of the Noncompetition Agreement, within fifteen (15) days after receipt of notice of such breach from the Company, he shall forfeit all right to severance payments. Each party has obtained independent legal advice, and the Employee freely and voluntarily consulted legal counsel for review of this Agreement. The Employee represents that he has read the foregoing Agreement, fully understands the terms and conditions of such Agreement, and is voluntarily executing the same. In entering into this Agreement, the Employee does not rely on any representation, promise or inducement made by the Company, with the exception of the consideration described in this document. The Employee represents that he has not willfully breached any of the terms of any confidentiality, assignment of inventions, non-solicitation or non-competition agreement to which he and the Company are parties. From and after the date of this Agreement, the Company and the Employee agree to execute
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                                       6


and deliver such instruments or documents as may be necessary or appropriate to carry out and effect fully the intent and purposes of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Separation Agreement to be executed as of the date first above written as an instrument under seal.

SPACETEC IMC CORPORATION              EMPLOYEE:

By:
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                                      Dennis Gain

Title:
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